Exhibit 10.8

Certain confidential information contained in this document, marked by [***], has been omitted because the registrant has determined that the information (i) is not material and (ii) is of the type that the registrant treats as private or confidential.

MUTUAL COOPERATION AGREEMENT

This Mutual Cooperation Agreement (including its appendices, schedules and addenda, this “Agreement”) is dated as of April 21, 2025 (the “Effective Date”). Except where otherwise defined, capitalized terms in this Agreement shall have the meanings set forth in Appendix A.

Parties

1.	FORIS DAX TRUST COMPANY, LLC, a New Hampshire-chartered trust company (“Custodian”);

2.	FORIS DAX, INC., a Delaware corporation (“Crypto Service Provider”);

3.	YORKVILLE AMERICA DIGITAL, LLC, a Florida limited liability company (“Sponsor”); and

4.	TRUMP MEDIA & TECHNOLOGY GROUP CORP., a Delaware corporation (“Licensor”),

collectively referred to as the “Parties” or individually as a “Party.”

Background

WHEREAS, the Parties desire to mutually cooperate on the marketing, promotion, issuance and operation of one or more custom Digital Asset exchange-traded products and/or exchange-traded funds (collectively, “ETFs”), wherein Sponsor (or one of its Affiliates) will serve as the sponsor or manager of each such ETF, Custodian will serve as the exclusive custodian of all Digital Assets underlying each such ETF, Crypto Service Provider will serve as the exclusive liquidity provider, rebalancing agent and staking provider for all Digital Assets underlying each such ETF, and Licensor will license certain intellectual property assets and provide certain promotional services in connection with the marketing and promotion of each such ETF;

WHEREAS, the Parties intend to enter into a separate mutual cooperation agreement with respect to equity and other non-Digital Asset products (“Non-Crypto Products”), and such Non-Crypto Products are not otherwise the subject of this Agreement; and

WHEREAS, Sponsor acting on behalf of each ETF desires to open (i) one or more custody accounts for each such ETF with Custodian for the safekeeping of Digital Assets and (ii) one or more accounts with Crypto Service Provider to buy, sell and, to the extent offered by the ETF, stake Digital Assets for the account of such ETF;

Certain confidential information contained in this document, marked by [***], has been omitted because the registrant has determined that the information (i) is not material and (ii) is of the type that the registrant treats as private or confidential.

NOW, THEREFORE, the Parties hereby agree to the following terms:

1.	The Services

1.1.	Custodian shall for the Term provide the Custodial Services to each ETF, with the terms of any such custodial arrangement to be set forth in one or more separate agreements to be entered into among Custodian, such ETF and Sponsor in customary form and substance for arrangements of this type for digital asset exchange traded products listed on a national securities exchange and consistent with the other terms and conditions of this Agreement (including the fees and pricing terms set forth in Appendix B) (each such agreement, a “Custody Agreement”).

1.2.	Crypto Service Provider shall for the Term provide the Trading Services and, to the extent applicable, the Staking Services to each ETF, with the terms of any such trading and staking arrangements to be set forth in one or more separate agreements to be entered into among Crypto Service Provider, such ETF and Sponsor in customary form and substance for arrangements of this type for digital asset exchange traded products listed on a national securities exchange and consistent with the other terms and conditions of this Agreement (including the fees and pricing terms set forth in Appendix B) (each such agreement, a “Crypto Service Agreement” and together with the Custody Agreements, the “Crypto ETF Agreements”).

1.3.	Custodian and Crypto Service Provider may engage such persons (including Affiliates and other third parties) as each reasonably deems prudent and necessary for the purpose of providing their respective Services under this Agreement and/or the Crypto ETF Agreements; provided, however, that Custodian and Crypto Service Provider shall at all times remain ultimately responsible for the provision of their respective Services.

2.	Fees and Expenses

2.1.	In consideration of the Services to be provided by Custodian and Crypto Service Provider (including any Services provided to ETFs pursuant to the Crypto ETF Agreements), Sponsor shall pay the Service Fees set forth in Appendix B on the payment terms set forth therein or such other Service Fees as may be agreed in writing from time to time among the applicable Parties.

Certain confidential information contained in this document, marked by [***], has been omitted because the registrant has determined that the information (i) is not material and (ii) is of the type that the registrant treats as private or confidential.

2.2.	Without prejudice to any other right or remedy that Custodian and/or Crypto Service Provider may have, if Sponsor fails to pay the Service Fees (or any part thereof) with respect to a given ETF on the due date of payment, and if such payment is not thereafter made within 7 days following a written notice (email being sufficient) to Sponsor from Custodian and/or Crypto Service Provider, Custodian and/or Crypto Service Provider may suspend the provision of any further Services to such ETF until payment has been made in full. For avoidance of doubt, a failure to pay the Service Fee (or any part thereof) with respect to an ETF within the meaning of this Section 2.2 shall not constitute a failure to pay the Service Fee (or any part thereof) with respect to any other ETF.

2.3.	Notwithstanding any other provision of this Agreement, all sums accrued and payable by Sponsor under this Agreement shall become due immediately upon termination of this Agreement.

3.	Additional Sponsor Obligations

3.1.	Sponsor may not use the Services to engage in any prohibited use, including any activity that is fraudulent, deceptive or otherwise unlawful, or that violates the terms of this Agreement.

3.2.	Sponsor shall provide to Custodian and Crypto Service Provider a written list of individuals who are authorized to transact Sponsor’s or any ETF’s business with respect to the Services, including relaying instructions, and will maintain the accuracy of such list at all times. Custodian and Crypto Service Provider may assume the legitimacy and authorization of and act on the directions of such authorized representatives absent manifest error. Custodian and Crypto Service Provider shall not be liable for any consequences of acting upon the directions of an authorized representative, absent fraud, bad faith, gross negligence or willful misconduct.

4.	Joint Promotional Efforts; Trademark Licenses

4.1.	The Parties shall use their respective commercially reasonable efforts to engage in joint- and cross-promotional efforts with respect to the ETFs as set forth in Appendix C (the “Promotional Efforts”).

Certain confidential information contained in this document, marked by [***], has been omitted because the registrant has determined that the information (i) is not material and (ii) is of the type that the registrant treats as private or confidential.

4.2.	Subject to this Agreement’s terms and conditions and each of Sponsor’s, Crypto Service Provider’s and Custodian’s continuing compliance therewith, Licensor (on behalf of itself and its Affiliates) hereby grants to each of Sponsor, Crypto Service Provider and Custodian a limited, non-exclusive, non-sublicensable, non-transferable, royalty-free, fully paid-up license, solely during the Term, to use one or more of the trademarks identified in Appendix D-1 (the “Licensor Marks”) solely in connection with Sponsor’s, Crypto Service Provider’s and Custodian’s undertaking of their respective Promotional Efforts and their respective Services obligations, in each case, in accordance with this Agreement.

4.3.	Subject to this Agreement’s terms and conditions and each of Licensor’s and Sponsor’s continuing compliance therewith, Crypto Service Provider (on behalf of itself and its Affiliates) hereby grants to each of Licensor and Sponsor a non-exclusive, non-sublicensable, non-transferable, royalty-free, fully paid-up license, solely during the Term, to use the applicable trademarks identified in Appendix D-2 (the “Crypto.com Marks”) solely in connection with Licensor’s and Sponsor’s undertaking of their respective Promotional Efforts in accordance with this Agreement.

4.4.	Subject to this Agreement’s terms and conditions and each of Licensor’s, Custodian’s and Crypto Service Provider’s continuing compliance therewith, Sponsor (on behalf of itself and its Affiliates) hereby grants to each of Licensor, Custodian and Crypto Service Provider a non-exclusive, non-sublicensable, non-transferable, royalty-free, fully paid-up license, solely during the Term, to use the applicable trademarks identified in Appendix D-3 (the “Sponsor Marks”) solely in connection with Licensor’s, Custodian’s and Crypto Service Provider’s undertaking of their respective Promotional Efforts in accordance with this Agreement.

4.5.	No license or other rights are granted by or to any Party hereunder, whether by implication, estoppel or otherwise, other than the licenses expressly granted under this Section 4.

4.6.	Sponsor, Custodian and Crypto Service Provider shall each ensure that all of their respective uses of the Licensor Marks, including in all advertising, marketing and promotional materials used in connection with their respective Promotional Efforts and Services obligations, comply with Licensor’s guidelines concerning the form and manner of presentation of the Licensor Marks, including Licensor’s requirements for use of notice symbols and legends, as may be provided by Licensor to Sponsor, Custodian and/or Crypto Service Provider from time to time.

Certain confidential information contained in this document, marked by [***], has been omitted because the registrant has determined that the information (i) is not material and (ii) is of the type that the registrant treats as private or confidential.

4.7.	Sponsor, Custodian and Crypto Service Provider each agree to include the following disclaimers and limitations in any advertising, marketing and promotional materials relating to the ETFs and, upon request, furnish copies thereof to Licensor:

The [applicable Licensor Marks] are trademarks and service marks of Trump Media & Technology Group (“Trump Media”) and have been licensed for use by [Sponsor] [Custodian] [Crypto Service Provider]. This fund is not sponsored, endorsed, sold or promoted by Trump Media, nor does Trump Media make any representation regarding the advisability of investing in this fund.

4.8.	Sponsor, Custodian and Crypto Service Provider shall each use their respective commercially reasonable efforts to protect the goodwill and reputation of Licensor and its Affiliates in connection with their respective uses of the Licensor Marks pursuant to this Agreement. In furtherance of the foregoing, Sponsor, Custodian and Crypto Service Provider shall not, and shall each cause their respective Affiliates not to, knowingly take, or permit to be taken, any action that would reasonably be expected to damage or harm the reputation or goodwill of the Licensor Marks or of Licensor or any of its Affiliates. Sponsor, Custodian and Crypto Service Provider shall not use any Licensor Marks in a manner which may cause confusion as to Licensor’s or its Affiliates’ ownership of the Licensor Marks or as to Sponsor’s, Custodian’s or Crypto Service Provider’s role with respect to the ETFs.

4.9.	Licensor may exercise quality control over Sponsor’s, Custodian’s and Crypto Service Provider’s respective uses of any Licensor Marks under this Agreement to maintain the validity of the Licensor Marks and protect the goodwill associated therewith. Sponsor, Custodian and Crypto Service Provider each acknowledge and agree that Licensor may reasonably rely on Sponsor, Custodian and Crypto Service Provider to perform any inspections or reviews necessary to ensure Sponsor’s, Custodian’s and Crypto Service Provider’s respective compliance with Licensor’s quality standards and other requirements set forth in this Section 4.9. In furtherance of the foregoing, each of Sponsor, Custodian and Crypto Service Provider shall submit to Licensor for Licensor’s review and prior written approval (such approval not to be unreasonably withheld conditioned or delayed) any and all proposed uses by Sponsor, Custodian and/or Crypto Service Provider of the Licensor Marks, including all advertising, marketing and promotional materials used in connection with their respective Promotional Efforts and Services obligations that feature any Licensor Mark.

Certain confidential information contained in this document, marked by [***], has been omitted because the registrant has determined that the information (i) is not material and (ii) is of the type that the registrant treats as private or confidential.

4.10.	Sponsor and Licensor shall each ensure that all of their respective uses of the Crypto.com Marks, including in all advertising, marketing and promotional materials used in connection with their respective Promotional Efforts and Services obligations, comply with Crypto Service Provider’s guidelines concerning the form and manner of presentation of the Crypto.com Marks, including Crypto Service Provider’s requirements for use of notice symbols and legends, as may be provided by Crypto Service Provider to Sponsor and/or Licensor from time to time.

4.11.	Sponsor and Licensor shall each use their respective commercially reasonable efforts to protect the goodwill and reputation of Crypto Service Provider and its Affiliates in connection with their respective uses of the Crypto.com Marks pursuant to this Agreement. In furtherance of the foregoing, Sponsor and Licensor shall not, and shall each cause their respective Affiliates not to, knowingly take, or permit to be taken, any action that would reasonably be expected to damage or harm the reputation or goodwill of the Crypto.com Marks or of Crypto Service Provider or its Affiliates. Sponsor and Licensor shall not use any Crypto.com Marks in a manner which may cause confusion as to Crypto Service Provider’s ownership of the Crypto.com Marks or as to Sponsor’s or Licensor’s role with respect to the ETFs.

4.12.	Crypto Service Provider may exercise quality control over Custodian’s and Crypto Service Provider’s respective uses of any Crypto.com Marks under this Agreement to maintain the validity of the Crypto.com Marks and protect the goodwill associated therewith. Sponsor and Licensor each acknowledge and agree that Crypto Service Provider may reasonably rely on Sponsor and Licensor to perform any inspections or reviews necessary to ensure Sponsor’s and Licensor’s respective compliance with Crypto Service Provider’s quality standards and other requirements set forth in this Section 4.12. In furtherance of the foregoing, each of Sponsor and Licensor shall submit to Crypto Service Provider for Crypto Service Provider’s review and prior written approval (such approval not to be unreasonably withheld conditioned or delayed) any and all proposed uses by Sponsor and/or Licensor of the Crypto.com Marks, including all advertising, marketing and promotional materials used in connection with their respective Promotional Efforts that feature any Crypto.com Mark.

Certain confidential information contained in this document, marked by [***], has been omitted because the registrant has determined that the information (i) is not material and (ii) is of the type that the registrant treats as private or confidential.

4.13.	Licensor, Custodian and Crypto Service Provider shall each ensure that all of their respective uses of the Sponsor Marks, including in all advertising, marketing and promotional materials used in connection with their respective Promotional Efforts and Services obligations, comply with Sponsor’s guidelines concerning the form and manner of presentation of the Sponsor Marks, including Sponsor’s requirements for use of notice symbols and legends, as may be provided by Sponsor to Licensor, Custodian and/or Crypto Service Provider from time to time.

4.14.	Licensor, Custodian and Crypto Service Provider shall each use their respective commercially reasonable efforts to protect the goodwill and reputation of Sponsor and its Affiliates in connection with their respective uses of the Sponsor Marks pursuant to this Agreement. In furtherance of the foregoing, Licensor, Custodian and Crypto Service Provider shall not, and shall each cause their respective Affiliates not to, knowingly take, or permit to be taken, any action that would reasonably be expected to damage or harm the reputation or goodwill of the Sponsor Marks or of Sponsor or its Affiliates. Licensor, Custodian and Crypto Service Provider shall not use any Sponsor Marks in a manner which may cause confusion as to Sponsor’s ownership of the Sponsor Marks or as to Licensor’s, Custodian’s or Crypto Service Provider’s role with respect to the ETFs.

4.15.	Sponsor may exercise quality control over Licensor’s, Custodian’s and Crypto Service Provider’s respective uses of any Sponsor Marks under this Agreement to maintain the validity of the Sponsor Marks and protect the goodwill associated therewith. Licensor, Custodian and Crypto Service Provider each acknowledge and agree that Sponsor may reasonably rely on Licensor, Custodian and Crypto Service Provider to perform any inspections or reviews necessary to ensure Licensor’s, Custodian’s and Crypto Service Provider’s respective compliance with Sponsor’s quality standards and other requirements set forth in this Section 4.15. In furtherance of the foregoing, each of Licensor, Custodian and Crypto Service Provider shall submit to Sponsor for Sponsor’s review and prior written approval (such approval not to be unreasonably withheld conditioned or delayed) any and all proposed uses by Licensor, Custodian and/or Crypto Service Provider of the Sponsor Marks, including all advertising, marketing and promotional materials used in connection with their respective Promotional Efforts that feature any Sponsor Mark.

Certain confidential information contained in this document, marked by [***], has been omitted because the registrant has determined that the information (i) is not material and (ii) is of the type that the registrant treats as private or confidential.

4.16.	The Parties acknowledge and agree that, as among the Parties, (i) Licensor or one of its Affiliates owns and will retain the sole and exclusive right, title and interest in and to the Licensor Marks, and all uses by Sponsor, Custodian or Crypto Service Provider of the Licensor Marks under this Agreement, and all goodwill accruing therefrom, will inure solely to the benefit of Licensor or its applicable Affiliate, (ii) Crypto Service Provider or one of its Affiliates owns and will retain the sole and exclusive right, title and interest in and to the Crypto.com Marks, and all uses by Sponsor or Licensor of the Crypto.com Marks under this Agreement, and all goodwill accruing therefrom, will inure solely to the benefit of Crypto Service Provider and (iii) Sponsor or one of its Affiliates owns and will retain the sole and exclusive right, title and interest in and to the Sponsor Marks, and all use by Custodian, Crypto Service Provider or Licensor of the Sponsor Marks under this Agreement, and all goodwill accruing therefrom, will inure solely to the benefit of Sponsor.

4.17.	Each of Sponsor, Custodian and Crypto Service Provider shall cooperate reasonably with Licensor and its Affiliates in the maintenance of all common law and statutory rights with respect to the Licensor Marks and shall take such acts and execute such instruments as are reasonably necessary and appropriate for such purposes. Each of Licensor and Sponsor shall cooperate reasonably with Crypto Service Provider and its Affiliates in the maintenance of all common law and statutory rights with respect to the Crypto.com Marks and shall take such acts and execute such instruments as are reasonably necessary and appropriate for such purposes. Each of Licensor, Custodian and Crypto Service Provider shall cooperate reasonably with Licensor and its Affiliates in the maintenance of all common law and statutory rights with respect to the Sponsor Marks and shall take such acts and execute such instruments as are reasonably necessary and appropriate for such purposes.

5.	Exclusivity; Right of First Refusal

5.1.	Sponsor and Licensor agree that they shall, and shall cause all of their respective Affiliates to, throughout the Term, use Custodian and Crypto Service Provider as the sole and exclusive service providers of the Services (collectively, the “Protected Services”) in connection with any ETF composed in whole or in part of Digital Assets to the extent that Services for each Digital Asset included in the ETF are supported by Custodian and Crypto Service Provider (the “Offerings Subject to Exclusivity”), except as otherwise provided in this Section 5.

Certain confidential information contained in this document, marked by [***], has been omitted because the registrant has determined that the information (i) is not material and (ii) is of the type that the registrant treats as private or confidential.

5.2.	Sponsor agrees that during the Term, Sponsor will not enter into any agreement to acquire any Protected Services in connection with Offerings Subject to Exclusivity from a provider other than Custodian and/or Crypto Service Provider unless it has first completed all ROFR Procedures.

5.3.	Licensor agrees that during the Term, Licensor will not enter into any agreement to license any of the Licensor Marks for any Offerings Subject to Exclusivity where the Protected Services in connection therewith would be provided by a provider other than Custodian and/or Crypto Service Provider unless it has first completed all ROFR Procedures.

5.4.	The following steps constitute the “ROFR Procedures”:

5.4.1.	Sponsor or Licensor, as the case may be, provides Custodian and/or Crypto Service Provider, as applicable, with a notice setting out the terms of a proposed arrangement with a third-party provider with respect to Offerings Subject to Exclusivity (including as an attachment a substantially complete draft copy of the entire agreement which is proposed to be entered in with such provider) (the “ROFR Notice”);

5.4.2.	Sponsor or Licensor, as the case may be, offers to retain Custodian and/or Crypto Service Provider, as applicable, to supply the Offerings Subject to Exclusivity in place of such third-party provider in accordance with the terms of the offer included with the ROFR Notice; and

5.4.3.	if Custodian and/or Crypto Service Provider, as the case may be, does not provide an acceptance notice within 10 business days, then Sponsor or Licensor, as the case may be, shall be free to enter into the agreement with the third-party provider on substantially the terms set out in the ROFR Notice. If Custodian and/or Crypto Service Provider does provide an acceptance notice, then a binding agreement on the terms set out in the ROFR Notice shall be created on the date of such acceptance, and the applicable Parties shall thereafter enter into a definitive agreement.

Certain confidential information contained in this document, marked by [***], has been omitted because the registrant has determined that the information (i) is not material and (ii) is of the type that the registrant treats as private or confidential.

6.	Term; Termination

6.1.	Unless terminated in accordance with this Section 6, this Agreement shall be in effect from the Effective Date and shall continue through December 31, 2028 (the “Initial Term”) and shall automatically renew for successive one-year periods (each, a “Renewal Term” and, together with the Initial Term, the “Term”) thereafter.

6.2.	A Party may, by written notice to each other Party, terminate this Agreement if any other Party:

(a)	is in material breach of this Agreement and does not remedy that breach within 30 days after having received written notice;

(b)	suspends or fails to continue a material part of its business operations necessary to fulfill its obligations under this Agreement;

(c)	becomes unable or admits inability to pay its debts as they fall due or otherwise becomes considered insolvent or bankrupt within the meaning of the relevant bankruptcy laws;

(d)	files for reorganization, liquidation or similar proceeding; is subject to an involuntary reorganization, liquidation or similar proceeding; or is placed in receivership, conservatorship or liquidation by the New Hampshire Banking Department or other applicable governmental or regulatory agency; or

(e)	is wound up or in the process of winding up.

6.3.	A Party may terminate this Agreement if required by applicable law or by binding order of a governmental agency exercising proper jurisdiction.

6.4.	A Party may terminate this Agreement on 90 days’ notice to the other Parties for convenience, without cause, at any time after the Initial Term; provided that, if this Agreement is terminated under this Section 6.4, each Party must cooperate in good faith to wind down the commercial relationship in an orderly manner within such 90 day period and to avoid or minimize, as the case may be, any disruptions to the ongoing business operations of other Parties.

Certain confidential information contained in this document, marked by [***], has been omitted because the registrant has determined that the information (i) is not material and (ii) is of the type that the registrant treats as private or confidential.

6.5.	Upon termination, each Party shall immediately:

(a)	upon another Party’s request, return all properties of such other Party (including all equipment, materials and tools provided by the other Party and all documents, data and information provided by or relating to the other Party) in its possession or under its control to the other Party;

(b)	except where prohibited by law, or except as required by a Party in order to meet its compliance, legal and contractual obligations, irretrievably delete any Confidential Information of each other Party (on whatever media and wherever located), including business contacts or customers lists; and

(c)	(i) in the case of Custodian and Crypto Service Provider, cease any and all uses of the Licensor Marks and Sponsor Marks, (ii) in the case of Sponsor, cease any and all uses of the Crypto.com Marks and Licensor Marks and (iii) in the case of Licensor, cease any and all uses of the Sponsor Marks and the Crypto.com Marks.

6.6.	Termination of this Agreement does not affect any rights, remedies, obligations or liabilities of the Parties that have accrued up to the date of termination, including the right to claim damages in respect of any breach of the Agreement which existed at or before the date of termination. In addition, termination of this Agreement does not operate to terminate any Crypto ETF Agreement or the agreement referred to in Section 21 unless otherwise specified therein.

6.7.	This Section 6 shall survive the termination of this Agreement.

7.	Recordkeeping; Audit and Inspection

7.1.	Custodian and Crypto Service Provider shall each maintain consistently applied, accurate and complete books, records and other documents (collectively “Records”), and shall cause their respective subcontractors, if any, to maintain consistently applied, accurate and complete Records, (a) as required by law, (b) as required by Sponsor and/or any ETF in order for Sponsor or such ETF to meet their respective compliance, legal and contractual obligations and (c) as otherwise reasonably required by Sponsor.

Certain confidential information contained in this document, marked by [***], has been omitted because the registrant has determined that the information (i) is not material and (ii) is of the type that the registrant treats as private or confidential.

7.2.	Custodian and Crypto Service Provider shall each make available to Sponsor and each ETF, and their respective auditors, insurers, reinsurers, regulators, agents and employees, upon reasonable request and during normal business hours of the respective Service Provider, all Records maintained by the respective Service Provider pursuant to its obligations under this Agreement or any Crypto ETF Agreement. Custodian and Crypto Service Provider each agree that Sponsor and each ETF is permitted to share such Records with regulators, governmental authorities and other third parties as necessary in order to respond to requests for information, subpoenas and investigative demands, and/or to meet any other compliance or legal obligations. Sponsor’s or an ETF’s failure to notify the respective Service Provider of any deficiency or breach that it identified during an inspection of such Records is not a waiver of any claim by Sponsor or such ETF against the respective Service Provider.

7.3.	Custodian and Crypto Service Provider shall each provide to Sponsor and Licensor on a quarterly basis during the Term, no later than 15 days after the end of each calendar quarter, a written certificate signed by their respective general counsel, chief legal officer, chief compliance officer or a similar senior officer responsible for legal and compliance matters, in form and substance reasonably satisfactory to Sponsor and Licensor, confirming that (i) during such quarter, they remained at all times in material compliance with all their respective compliance, legal, and contractual obligations relevant to their provision of Services and (ii) they continue to carry all necessary authorization, licenses or other permits, as applicable, required to provide Services in accordance with this Agreement and any Crypto ETF Agreement.

7.4.	This Section 7 shall survive the termination of this Agreement.

8.	Indemnification

8.1.	Each Party (each, an “Indemnifying Party”) shall indemnify, defend and hold harmless each other Party, its respective officers, directors, employees, agents, managers, members and representatives (each, an “Indemnified Party”) from and against any and all losses, liabilities, claims, damages, actions, fines, penalties, expenses or costs (including court costs and reasonable attorneys’ fees) suffered or incurred by the Indemnified Party relating to any third-party claim arising from, related to or in connection with the Indemnifying Party’s (i) willful misconduct; and/or (ii) material breach of this Agreement.

8.2.	This Section 8 shall survive the termination of this Agreement.

Certain confidential information contained in this document, marked by [***], has been omitted because the registrant has determined that the information (i) is not material and (ii) is of the type that the registrant treats as private or confidential.

9.	Representations and Warranties

9.1.	Each Party represents and warrants to each other Party that:

(a)	it is duly organized and validly existing under the laws of the jurisdiction of its incorporation or formation;

(b)	the execution, delivery and performance of this Agreement have been duly authorized by its board of directors (or equivalent) pursuant to the authority vested in it under the laws of the jurisdiction of its formation, its articles of incorporation (or equivalent constitutive document) and its by-laws (or equivalent operating document);

(c)	to its knowledge, all required governmental and other consents that are required to have been obtained by it with respect to this Agreement have been obtained and are in full force and effect, and all conditions of any such consents have been complied with or duly waived;

(d)	to its knowledge, this Agreement does not violate any constitutive document, agreement, judgment, order or decree to which it is a party or by which it is bound;

(e)	it is in compliance with all applicable law, except where the failure to do so would not, individually or in the aggregate, have a material adverse effect on such Party’s ability to perform its obligations under this Agreement;

(f)	its obligations under this Agreement constitute its legal, valid and binding obligations, enforceable in accordance with their respective terms; and

(g)	it is not (i) the target of any laws or sanctions programs administered by the United States Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), the United Kingdom’s Office of Financial Sanctions Implementation (“OFSI”), the European Union (the “EU”), the United Nations (the “UN”), Canada’s Department of Foreign Affairs and International Trade (“DFAIT”) or any other governmental entity imposing economic sanctions and trade embargoes, or (ii) located, organized or resident in a country or territory that is, or whose government is, the target of sanctions imposed by OFAC, OFSI, the EU, the UN, DFAIT or any other governmental entity.

Certain confidential information contained in this document, marked by [***], has been omitted because the registrant has determined that the information (i) is not material and (ii) is of the type that the registrant treats as private or confidential.

10.	Limitation of Liability

10.1.	EXCEPT WITH RESPECT TO ACTS OF GROSS NEGLIGENCE, FRAUD OR WILLFUL MISCONDUCT, NO PARTY SHALL BE LIABLE FOR ANY SPECIAL, INCIDENTAL, CONSEQUENTIAL, INDIRECT OR PUNITIVE DAMAGES (INCLUDING LOST REVENUES OR PROFITS) OF ANY KIND DUE TO ANY CAUSE, REGARDLESS OF WHETHER SUCH PARTY HAS BEEN ADVISED OR IS AWARE OF THE POSSIBILITY OF SUCH DAMAGES.

10.2.	Custodian shall only be liable to Sponsor for losses arising as a direct consequence of a breach of this Agreement (“Covered Losses”), but shall not be liable to Sponsor for any Covered Losses incurred during a calendar year in excess of the amount of Service Fees paid during that year under this Agreement.

10.3.	This Section 10 shall not supersede or limit any obligations or liabilities owed directly or indirectly to an ETF pursuant to any Crypto ETF Agreement.

10.4.	This Section 10 shall survive the termination of this Agreement.

11.	Confidentiality; Publicity

11.1.	Each Party undertakes that it will not at any time disclose to any person any Confidential Information concerning the business, affairs, customers or clients of any other Party or of any member of the group of companies to which any other Party belongs, except as permitted by Section 11.2.

11.2.	Each Party may disclose another Party’s Confidential Information:

(a)	to its Affiliates and its Affiliates’ employees, officers, representatives or advisers who need to know such information for the purposes of carrying out each Party’s obligations under this Agreement and other agreements. Each Party shall ensure that its Affiliates and its Affiliates’ respective employees, officers, representatives or advisers to whom it discloses the other Party’s Confidential Information comply with Section 11;

Certain confidential information contained in this document, marked by [***], has been omitted because the registrant has determined that the information (i) is not material and (ii) is of the type that the registrant treats as private or confidential.

(b)	as may be required by applicable law or regulation, a court of competent jurisdiction or any governmental or regulatory authority (including, for the avoidance of doubt, disclosure of and/or public filing of the terms of this Agreement or any of the Crypto ETF Agreements in accordance with the rules of the U.S. Securities and Exchange Commission (the “SEC”); provided that any commercially sensitive information, including, but not limited to, Service Fees set forth in Appendix B, that is identified by a Party in writing to the Party responsible for such disclosure or filing is redacted to the extent permitted by law);

(c)	if the Party to which such Confidential Information relates provides prior written consent; and

(d)	in connection with the performance of its obligations under this Agreement, including to conduct Promotional Efforts as set forth in Appendix C.

11.3.	No Party shall publish any press release, make any public announcement or otherwise disclose to any third party any information relating to this Agreement, or the subject matter thereof, including, the Services or the ETFs, whether written or oral, without the prior written consent of each other Party (any such approval not to be unreasonably delayed or otherwise unreasonably conditioned or withheld), unless any such disclosure, press release or public announcement is required under applicable laws or regulations or is ordered by any judicial or regulatory authority. Each Party shall ensure that its Affiliates and its Affiliates’ respective employees, officers, representatives or advisers comply with this Section 11.3 and with the applicable rules and regulations of the SEC (including “gun jumping” rules) and the Financial Industry Regulatory Authority.

11.4.	Each of Custodian and Crypto Services Provider shall take reasonable steps to ensure any public oral statements are consistent in all material respects with all applicable prior or contemporaneous written press releases, public announcements and publicly released promotional materials issued or made by, or on behalf of (or otherwise approved or authorized by) Sponsor or Licensor.

11.5.	This Section 11 shall survive the termination of this Agreement.

Certain confidential information contained in this document, marked by [***], has been omitted because the registrant has determined that the information (i) is not material and (ii) is of the type that the registrant treats as private or confidential.

12.	Assignment and Other Dealings

This Agreement shall be binding upon and inure to the benefit of the Parties hereto and their respective successors. This Agreement may not be assigned, transferred, mortgaged, charged, subcontracted or placed in trust by any Party without the prior written consent of each other Party.

13.	Waiver and Amendments

The delay or failure by any Party to exercise or enforce any of its rights under this Agreement shall not constitute or be deemed a waiver of that Party’s right thereafter to enforce those rights, nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. No amendment or waiver of any provision of this Agreement shall be effective unless it is in writing, and the writing makes specific reference to this Section 13, and it is signed by each of the Parties.

14.	No Partnership

Nothing in this Agreement is intended to, or shall be deemed to, establish any partnership or joint venture between any of the Parties, constitute any Party the agent of another Party or authorize any Party to make or enter into any commitments for or on behalf of any other Party.

15.	Entire Agreement

15.1.	This Agreement constitutes the entire agreement between the Parties with respect to the Services and supersedes and extinguishes all previous agreements, promises, assurances, warranties, representations and understandings between them, whether written or oral, relating to their subject matter.

15.2.	Each Party agrees that it shall have no remedies hereunder in respect of any statement, representation, assurance or warranty (whether made innocently or negligently) that is not set out or incorporated by reference within this Agreement. Each Party agrees that it shall have no claim for innocent or negligent misrepresentation based on any statement in this Agreement.

15.3.	In the event of any discrepancies between the terms contained in this Agreement and any appendix, schedule or addendum, such appendix, schedule or addendum shall prevail.

Certain confidential information contained in this document, marked by [***], has been omitted because the registrant has determined that the information (i) is not material and (ii) is of the type that the registrant treats as private or confidential.

16.	Severability

16.1.	If any provision of this Agreement is or becomes invalid, illegal or unenforceable, it shall be deemed modified to the minimum extent necessary to make it valid, legal and enforceable. If such modification is not possible, the relevant provision shall be deemed deleted. Any modification to or deletion of a provision under this clause shall not affect the validity and enforceability of the rest of this Agreement.

16.2.	If any provision of this Agreement is invalid, illegal or unenforceable, the Parties shall negotiate in good faith to amend such provision so that, as amended, it is legal, valid and enforceable, and, to the greatest extent possible, achieves the intended commercial result of the original provision.

17.	Notices

17.1.	All notices required or permitted by this Agreement shall be in writing and in the English language and shall be sent to the recipient by hand, by courier, by registered post or by email at its address set out below (or such other address as notified by the recipient to other parties from time to time), or as otherwise directed by the recipient by notice given in accordance with this Section 17.1 and Appendix E.

17.2.	Notices shall be deemed to have been duly given and received:

(a)	if delivered by hand or sent by courier, notice will be deemed given on the date of receipt;

(b)	if sent by registered post to an address in the same country, on the 3rd day after posting; or if sent to an address not in the same country, on the 7th day after posting; and

(c)	if sent by email, one hour after the email is sent (unless a return email is received by the sender within that period stating that the addressee’s email address is wrong or that the message cannot be delivered).

18.	Interpretation

18.1.	Section, schedule and paragraph headings shall not affect the interpretation of this Agreement.

Certain confidential information contained in this document, marked by [***], has been omitted because the registrant has determined that the information (i) is not material and (ii) is of the type that the registrant treats as private or confidential.

18.2.	A reference to a person includes a natural person, a corporate or unincorporated body (whether or not having a separate legal personality).

18.3.	Unless the context otherwise requires, words in the singular shall include the plural and in the plural shall include the singular, and a reference to one gender shall include a reference to the other genders.

18.4.	A reference to writing or written materials includes e-mail.

19.	Counterparts

This Agreement may be executed in any number of counterparts, each of which when executed shall constitute a duplicate original, but all the counterparts shall together constitute the one agreement. Delivery of an executed signature page of this Agreement in electronic format shall be effective as delivery of a manually executed counterpart hereof.

20.	Governing Law; Dispute Resolution

This Agreement shall be governed by, and construed in accordance with, the laws of the State of Florida, excluding any conflicts of law rules requiring the application of the substantive law of any other jurisdiction. In the event of a dispute between the Parties arising out of or in connection with this Agreement (each, a “Dispute”), the Parties shall make all reasonable efforts to resolve the Dispute by amicable negotiations. In this regard, the Party alleging the Dispute shall promptly set forth in writing or by email to the other Parties the basis of the Dispute in reasonable detail and shall appoint a designated representative having authority to resolve and settle such Dispute. The designated representatives shall meet as often as the Parties reasonably deem appropriate to discuss and resolve the Dispute. If the Parties cannot in good faith amicably resolve the Dispute within 30 days, then, except for claims in which a Party seeks injunctive or other equitable relief, each Party hereby (i) agrees to submit all Disputes exclusively to arbitration as set forth in this Section, and (ii) each Party hereby waives any and all rights to a jury trial and to have any Dispute resolved in court. Any arbitration shall be governed by the laws of the State of Florida, without giving effect to the conflicts of law provisions of such state. All Disputes shall be resolved in accordance with the Commercial Arbitration Rules of the American Arbitration Association through confidential, binding arbitration before one arbitrator. The arbitrator shall be an attorney in good standing with significant experience in representing clients in the cryptocurrency exchange line of business. Arbitration proceedings will be held in Miami-Dade County, Florida.

Certain confidential information contained in this document, marked by [***], has been omitted because the registrant has determined that the information (i) is not material and (ii) is of the type that the registrant treats as private or confidential.

21.	[***]

[***]

22.	Compliance with Investment Company Act

With respect to any ETF that is registered under the Investment Company Act of 1940, as amended (the “Investment Company Act”), or advised by a registered investment adviser, the Parties will cooperate to ensure that the services contemplated hereby are provided in accordance with the applicable requirements of the Investment Company Act and the Investment Advisers Act of 1940, as amended, and that the terms of the Crypto ETF Agreements comply with such requirements and are consistent with industry standards for such types of agreements for such ETFs.

23.	Survival

Notwithstanding anything to the contrary stated herein, Sections 6, 7, 8, 10, 11, 12, 13, 14, 15, 16, 17, 18, 19, 20, 22, 23 and 24 hereof shall survive any termination of this Agreement, together with any other provisions hereof that by their terms shall similarly survive any such termination.

24.	Certain Expenses

Unless otherwise specifically stated herein, each Party will bear its own costs in relation to the subject matter of this Agreement, including, without limitation, the negotiation, execution and performance of this Agreement and any of the Crypto ETF Agreements. Without limiting the generality of the foregoing, the Parties agree that Sponsor shall be responsible for: (i) any and all seed capital to be provided to each of the ETFs and (ii) any fees, costs, and expenses relating to the preparation of any filings to be made with the SEC, including any registration statements or prospectuses.

[Signatures appear on the following page]

Certain confidential information contained in this document, marked by [***], has been omitted because the registrant has determined that the information (i) is not material and (ii) is of the type that the registrant treats as private or confidential.

In witness hereof, the Parties have entered into this Agreement as of the date first above written.

FORIS DAX TRUST COMPANY, LLC

By:	/s/ Joe Anzures
Joe Anzures, Manager

FORIS DAX, INC.

By:	/s/ James Grabow
James Grabow, Director

TRUMP MEDIA & TECHNOLOGY GROUP CORP.

By:	/s/ Scott Glabe
Scott Glabe, General Counsel

YORKVILLE AMERICA DIGITAL, LLC

By:	/s/ Troy Rillo
Troy Rillo, Partner

[Signature Page to Mutual Cooperation Agreement]

Certain confidential information contained in this document, marked by [***], has been omitted because the registrant has determined that the information (i) is not material and (ii) is of the type that the registrant treats as private or confidential.

Appendix A

Certain Defined Terms

Except where otherwise defined, capitalized terms in the Agreement shall have the meanings set forth in this Appendix A.

Affiliate means any entity that controls, is controlled by, or is under common control with a referenced Party.

Confidential Information means all oral, written and electronic information furnished by the owner to recipient in connection with this Agreement whether furnished before, on or after the Effective Date. Owner is the Party disclosing information, and recipient is the Party receiving information. All notes, memoranda, analyses, compilations, studies and other documents, whether prepared by owner, recipient or others, to the extent they contain or otherwise reflect information furnished in connection with the Agreement will also be Confidential Information. Confidential Information does not include information which (i) becomes generally available to the public other than as a result of disclosure by recipient in violation of the terms thereof, (ii) was known by recipient at the time of disclosure of the information by owner, (iii) was or becomes available to recipient from a source other than owner if, to the best of recipient’s knowledge, that source was not legally bound to the owner to maintain the confidentiality of the information or (iv) is independently developed by recipient without reference to the Confidential Information.

Custodial Services means the services to be provided by Custodian to each ETF to be sponsored by Sponsor in respect of custodial cold wallet and hot wallet storage solutions, on terms to be set forth in a Custody Agreement for such ETF which are customary for arrangements of this type for digital asset exchange traded products listed on a national securities exchange.

Digital Asset means a cryptographic token, digital currency, cryptocurrency, virtual currency or digital asset of any type that is supported by Custodian, with respect to the Custody Service, and supported by Crypto Service Provider, with respect to Trading Services and/or Staking Services, and shall be:

(a)	expressed as a unit;

(b)	capable of being transferred, stored and traded on a peer-to-peer basis, with or without conditions or limitations; and

(c)	not a Fiat Currency.

A-1

Certain confidential information contained in this document, marked by [***], has been omitted because the registrant has determined that the information (i) is not material and (ii) is of the type that the registrant treats as private or confidential.

For the avoidance of doubt, any Digital Asset that:

(i)	is transferred on any additional layer of a blockchain relating to another Digital Asset or any side chain; or

(ii)	is a by-product of another Digital Asset, has enhanced features or functionality that supplements or interacts with another Digital Asset,

is to be treated as a distinct Digital Asset from such other Digital Asset and its use in connection with the Custodial Services will be subject to approval of support by Custodian or Crypto Service Provider, as the case may be.

Fiat Currency means U.S. dollars or other sovereign-issued currencies that are recognized legal tender in the country or territory that issued it.

Service Fee means the fee for the Services as stated in Appendix B.

Servicer Provider means Custodian or Crypto Service Provider as dictated by context.

Services means the Custodial Services, the Staking Services and/or the Trading Services, as applicable. For the avoidance of doubt, Services do not include any services with respect to Non-Crypto Products.

Staking Services means the services to be provided by Crypto Service Provider to each ETF to be sponsored by Sponsor in respect of staking and unstaking transactions (to the extent such ETF offers staking of digital assets), on terms to be set forth in a Crypto Service Agreement for such ETF which are customary for arrangements of this type for digital asset exchange traded products listed on a national securities exchange, taking into account any guidance from the SEC regarding staking by digital asset exchange traded products and the particular activities approved by the SEC for such ETF under an applicable filing approved by the SEC pursuant to Rule 19b-4 under the Securities Exchange Act of 1934 relating to such ETF or such ETF’s engaging in staking activities.

Trading Services means the services to be provided by Crypto Service Provider to each ETF to be sponsored by Sponsor in respect of liquidity provisioning, rebalancing, trade facilitation and other customary trading services, on terms to be set forth in a Crypto Service Agreement for such ETF which are customary for arrangements of this type for digital asset exchange traded products listed on a national securities exchange.

A-2

Certain confidential information contained in this document, marked by [***], has been omitted because the registrant has determined that the information (i) is not material and (ii) is of the type that the registrant treats as private or confidential.

Appendix B

Service Fees

1.	Custodial Service Fees

The Service Fees for the Custodial Services are as set forth in Section 1(a) for the duration of the “Initial Pricing Period” as defined in Section 1(b). After the Initial Pricing Period, Sponsor and the Service Providers shall negotiate the Services Fees in good faith taking into account fees for similar services then prevailing in the market; provided that until such negotiations are concluded and reflected in a binding agreement, the Service Fees set forth in Section 1(a) shall continue to apply. “Digital Assets under Custody” are calculated on a daily weighted average basis, with the price of each supported Digital Asset taken as of 23:59:59 hrs Eastern Time of each calendar day.

a.	Fees

[***]

b.	Pricing Periods

The Initial Pricing Period is co-extensive with the Initial Term.

2.	Trading Service Fees

Trading activities arising from creation, redemption, rebalancing or other liquidity needs and use of ETF Trading Services shall incur a charge of [***] on the volume traded with reference to CME CF Reference Rates or, if such reference rate is not available, as calculated by a reference rate provider, subject to applicable funding arrangements and market conditions.

3.	Staking Service Fees

Staking and unstaking transactions and other use of Staking Services shall incur a [***] charged on the staking reward generated as a result of the staking and unstaking transactions facilitated and/or any benefits (e.g., an airdrop) arising from such activities.

B-1

Certain confidential information contained in this document, marked by [***], has been omitted because the registrant has determined that the information (i) is not material and (ii) is of the type that the registrant treats as private or confidential.

4.	Payment Terms

Service Fees will be assessed monthly on the first business day following each calendar month and invoiced to Sponsor’s email address within 14 days. Sponsor shall pay the Service Fees within 30 days after the date of the invoice. Invoices may be provided by electronic delivery. Payments shall be made in U.S. Dollars. All late payments shall bear interest accruing from the original payment due date through the date that such amounts are paid at the lower interest rate of (A) 1.0% per month and (B) the highest interest rate allowed by applicable law. Notwithstanding the foregoing, failure by Sponsor to pay properly and duly assessed and invoiced Service Fees 45 days after the date of the invoice shall constitute a material breach of this Agreement, but not any Crypto ETF Agreement.

If a correct taxpayer number is not provided by Sponsor to Custodian and/or Crypto Service Provider, Sponsor understands and agrees that one or more ETFs may be subject to backup withholding tax on any interest and gross proceeds paid to the account for the benefit of such ETF.

B-2

Certain confidential information contained in this document, marked by [***], has been omitted because the registrant has determined that the information (i) is not material and (ii) is of the type that the registrant treats as private or confidential.

Appendix C

Joint- and Cross-Promotional Efforts

The Parties hereby agree to undertake the following promotional efforts in connection with the Agreement:

1.	Crypto Service Provider hereby agrees to designate, promote, recommend and suggest each ETF on an exclusive basis to its users to the fullest extent permissible under applicable laws and regulations, including, without limitation, by (i) positioning each ETF as the top result in its applicable category in any search engine or similar function or database and (ii) promoting each ETF by means of electronic communication, which may include without limitation e-mail, chat, in-app messaging or a similar system, to current and future users of the Crypto Service Provider’s platform to the extent authorized and allowed by applicable law; and

2.	The Parties shall collaborate with respect to the following marketing services for each ETF:

2.1.	creating promotional materials and content relating to the digital asset environment;

2.2.	planning and executing marketing campaigns and other promotional efforts, including by means of the Parties’ respective websites, apps and social media channels;

2.3.	making available appropriate personnel from each Party to participate in such marketing and distribution activities as the Parties shall agree from time to time; and

2.4.	convening meetings as necessary but no less frequently than semi-annually with senior management of the Parties and appropriate personnel related to each ETF to discuss, and modify as necessary, the sales and marketing strategy for each ETF based on current market conditions and outlook.

3.	The Parties shall mutually agree upon the primary brand names to be used with respect to each ETF.

C-1

Certain confidential information contained in this document, marked by [***], has been omitted because the registrant has determined that the information (i) is not material and (ii) is of the type that the registrant treats as private or confidential.

Appendix D-1

Licensor Marks

[***]

D-1-1

Certain confidential information contained in this document, marked by [***], has been omitted because the registrant has determined that the information (i) is not material and (ii) is of the type that the registrant treats as private or confidential.

Appendix D-2

Crypto.com Marks

[***]

D-2-1

Certain confidential information contained in this document, marked by [***], has been omitted because the registrant has determined that the information (i) is not material and (ii) is of the type that the registrant treats as private or confidential.

Appendix D-3

Sponsor Marks

[***]

D-3-1

Certain confidential information contained in this document, marked by [***], has been omitted because the registrant has determined that the information (i) is not material and (ii) is of the type that the registrant treats as private or confidential.

Appendix E

Notices

If to: Foris DAX Trust Company

[***]

If to: Foris DAX, Inc.

[***]

If to: Yorkville America Digital, LLC

[***]

If to: Trump Media & Technology Group Corp.

[***]

E-1